Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sugar Creek Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-142098 and No. 333-152440) on Form S-8 of Sugar Creek Financial Corp. of our report dated June 26, 2009 of Sugar Creek Financial Corp., which appears in this Annual Report on Form 10-K.

/s/ Michael Trokey & Company, P.C.
Michael Trokey & Company, P.C.
Certified Public Accountants

June 26, 2009
St. Louis, Missouri